      As filed with the Securities and Exchange Commission on July 22, 1999
                                                    Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ------------------

                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                        52-0278528
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

       8100 34th Avenue South                                 55425
        Minneapolis, Minnesota                             (Zip Code)
(Address of principal executive offices)


               ABR Information Services, Inc. 1996 Non-Employee
                   Director Stock Option Plan, as amended.
                 ABR Information Services, Inc. Amended and
                      Restated 1987 Stock Option Plan.
                 ABR Information Services, Inc. Amended and
                Restated 1993 Stock Option Plan, as amended.
             ABR Information Services, Inc. 1997 Stock Option Plan.
                            (Full title of the plans)

                               William E. McDonald
                 Associate General Counsel and Deputy Secretary
                              Ceridian Corporation
                             8100 34th Avenue South
                          Minneapolis, Minnesota 55425
                     (Name and address of agent for service)

                                 (612) 853-8100
          (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
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
                                     Proposed     Proposed
 Title of                            maximum      maximum
securities           Amount to       offering     aggregate         Amount of
  to be                 be           price per    offering         registration
registered         Registered (1)    share (2)    price (2)            fee
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
Common Stock
($.50 par value)   861,425 shares    $28.7404     $24,757,689.57   $6,890

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(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended
     (the "Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of the anti-dilution provisions of the above-referenced plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Ceridian Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1999;

(c) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998; and

(d) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 (File No. 33-64089), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

         The financial statements of the Company incorporated by reference in this Registration Statement have been audited by KPMG LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The financial statements audited by KPMG LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and authority.

Item 4.  DESCRIPTION OF SECURITIES.

         The Company's common stock is registered under Section 12 of the Exchange Act.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William E. McDonald, Associate General Counsel and Deputy Secretary for the Company, has provided an opinion as to the legality of the securities being registered hereby. As a result of awards under stock-based compensation plans maintained by the Company, including the Employee Stock Purchase Plan, Mr. McDonald holds options to acquire shares of common stock of the Company with a value in the aggregate that may exceed $50,000 upon vesting.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

         Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

         EXHIBIT:     DESCRIPTION:
         --------     ------------
         5.01         Opinion and consent of William E. McDonald.

         23.01        Consent of KPMG LLP.

         23.02        Consent of William E. McDonald (included in Exhibit
                      5.01).

         24.01 Power of Attorney (included on page II-4 of the Registration Statement).

         99.01        ABR Information Services, Inc. 1996 Non-Employee
                      Director Stock Option Plan, as amended (incorporated by reference to ABR Information Services, Inc. Annual
                      Report on Form 10-K for the fiscal year ended July
                      31, 1998 (File No. 0-24132)).

         99.02        ABR Information Services, Inc. Amended and Restated
                      1987 Stock Option Plan (incorporated by reference to
                      ABR Information Services, Inc. Annual Report on Form
                      10-K for the fiscal year ended July 31, 1994 (File
                      No. 0-24132)).

         99.03        ABR Information Services, Inc. Amended and Restated
                      1993 Stock Option Plan (as amended) (incorporated by reference to ABR Information Services, Inc. Annual
                      Report on Form 10-K for the fiscal year ended July
                      31, 1995 (File No. 0-24132)).

         99.04        ABR Information Services, Inc. 1997 Stock Option Plan
                      (incorporated by reference to ABR Information
                      Services, Inc. Annual Report on Form 10-K for the fiscal year ended July 31, 1998 (File No. 0-24132)).

Item 9.  UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st day of July, 1999.

                                          CERIDIAN CORPORATION


                                          By:   /S/ LAWRENCE PERLMAN
                                                ------------------------------
                                                Lawrence Perlman
                                                Chairman of the Board and
                                                Chief Executive Officer





                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Lawrence Perlman, John R. Eickhoff and Gary M. Nelson, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of July, 1999.

     SIGNATURE                         TITLE
     ---------                         -----
/S/ LAWRENCE PERLMAN             Chairman of the Board, Chief Executive
---------------------------      Officer and Director (principal executive officer)
Lawrence Perlman


/S/ JOHN R. EICKHOFF             Executive Vice President and Chief
---------------------------      Financial Officer (principal financial officer)
John R. Eickhoff


/S/ LOREN D. GROSS               Vice President and Corporate Controller,
---------------------------      (principal accounting officer)
Loren D. Gross


                                   II-4


SIGNATURES CONTINUED
--------------------



/S/ BRUCE R. BOND                Director
---------------------------
Bruce R. Bond


/S/ NICHOLAS D. CHABRAJA         Director
---------------------------
Nicholas D. Chabraja


/S/ RUTH M. DAVIS                Director
---------------------------
Ruth M. Davis


/S/ ROBERT H. EWALD              Director
---------------------------
Robert H. Ewald


/S/ RICHARD G. LAREAU            Director
---------------------------
Richard G. Lareau


/S/ RONALD T. LEMAY              Director
---------------------------
Ronald T. LeMay


/S/ GEORGE R. LEWIS              Director
---------------------------
George R. Lewis


/S/ RONALD L. TURNER             President, Chief Operating Officer
---------------------------
Ronald L. Turner                 and Director


/S/ CAROLE J. UHRICH             Director
---------------------------
Carole J. Uhrich


/S/ PAUL S. WALSH                Director
---------------------------
Paul S. Walsh

                                  EXHIBIT INDEX

EXHIBIT                                                             PAGE
-------                                                             ----
5.01    Opinion of William E. McDonald                            Filed electronically herewith

23.01   Consent of KPMG LLP                                       Filed electronically herewith

23.02   Consent of William E. McDonald.                           Included in Exhibit 5.01

24.01   Power of Attorney.                                        Included on page II-4 of this
                                                                  Registration Statement

99.01   ABR Information Services, Inc. 1996 Non-Employee          Incorporated by reference
        Director Stock Option Plan, as amended.

99.02   ABR Information Services, Inc. Amended and Restated       Incorporated by reference
        1987 Stock Option Plan.

99.03   ABR Information Services, Inc. Amended and Restated       Incorporated by reference
        1993 Stock Option Plan, as amended.

99.04   ABR Information Services, Inc. 1997 Stock Option Plan.    Incorporated by reference